     As filed with the Securities and Exchange Commission on October 9, 2002
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ----------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

      --------------------------------------------------------------------

         RHODE ISLAND                                       05-0341324
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

100 FEDERAL STREET, BOSTON, MASSACHUSETTS                      02110
(Address of Principal Executive Offices)                     (Zip Code)


                        FLEETBOSTON FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                    ----------------------------------------


          GARY A. SPIESS, ESQ.                      JANICE B. LIVA, ESQ.
Executive Vice President, General Counsel          Deputy General Counsel and
             and Secretary                            Assistant Secretary
   FLEETBOSTON FINANCIAL CORPORATION           FLEETBOSTON FINANCIAL CORPORATION
          100 FEDERAL STREET                           100 FEDERAL STREET
     BOSTON, MASSACHUSETTS 02110                   BOSTON, MASSACHUSETTS 02110
            617-434-2870                                  617-434-8630


       (Names, addresses and telephone numbers, including area codes, of agents for service)
                   -------------------------------------------

                                  CALCULATION OF REGISTRATION FEE

=======================================================================================================
                               Amount        Proposed Maximum     Proposed Maximum      Amount of
Title of Securities            to be        Offering Price Per   Aggregate Offering   Registration Fee
to be Registered             Registered         Share (1)            Price (1)             (1)
-------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share (2)       4,000,000 shares      $18.27            $73,080,000.00        $6,724.00
                                    (3)
-------------------------------------------------------------------------------------------------------
Participation Interests             (4)           (4)                  (4)                  (4)
=======================================================================================================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on October 7, 2002.

(2)  Including preferred share purchase rights.

(3) This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the plan to prevent dilution, pursuant to Rule 416(a).

(4) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan. Pursuant to Rule 457(h)(2), no additional fee is required.

                                EXPLANATORY NOTE

     This registration statement is being filed solely to register the issuance of (i) up to 4,000,000 additional shares of common stock, par value $.01 per share ("Common Stock"), of FleetBoston Financial Corporation, a Rhode Island corporation (the "Company") and (ii) an indeterminate amount of interests, to be offered and sold pursuant to the FleetBoston Financial Corporation Employee Stock Purchase Plan (the "Plan"). The Company previously filed a registration statement on Form S-8 (File No. 333-44517) on January 20, 1998, as amended by Post-Effective Amendment No. 1 thereto filed on September 24, 2002, relating to the Plan (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

          A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on the 9th day of October, 2002.

                                   FLEETBOSTON FINANCIAL CORPORATION

                                   By: /s/ CHARLES K. GIFFORD
                                       -----------------------------------------
                                       Charles K. Gifford
                                       President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints the Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer or the Secretary, or any of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 9th day of October, 2002.

              SIGNATURE                                    TITLE
              ---------                                    -----

         /s/ TERRENCE MURRAY                 Chairman of the Board and Director
--------------------------------------
           Terrence Murray

        /s/ CHARLES K. GIFFORD               President, Chief Executive Officer
--------------------------------------                 and Director
          Charles K. Gifford

        /s/ EUGENE M. MCQUADE                Vice Chairman and Chief Financial
--------------------------------------                    Officer
          Eugene M. McQuade

       /s/ ERNEST L. PUSCHAVER                   Chief Accounting Officer
--------------------------------------
         Ernest L. Puschaver

          /s/ JOEL B. ALVORD                              Director
--------------------------------------
            Joel B. Alvord

'
              SIGNATURE                               TITLE
              ---------                               -----

                                                     Director
--------------------------------------
         William Barnet, III

          /DANIEL P. BURNHAM                         Director
--------------------------------------
          Daniel P. Burnham

             KIM B. CLARK                            Director
--------------------------------------
             Kim B. Clark

      /s/ PAUL J. CHOQUETTE, JR.                     Director
--------------------------------------
        Paul J. Choquette, Jr.

         /s/ JOHN T. COLLINS                         Director
--------------------------------------
           John T. Collins

        /s/ GARY L. COUNTRYMAN                       Director
--------------------------------------
          Gary L. Countryman

                                                     Director
--------------------------------------
         T. J. Dermot Dunphy

         /s/ MARION L. HEARD                         Director
--------------------------------------
           Marian L. Heard

                                                     Director
--------------------------------------
           Robert M. Kavner

         /s/ THOMAS J. MAY                           Director
--------------------------------------
            Thomas J. May

        /s/ DONALD F. MCHENRY                        Director
--------------------------------------
          Donald F. McHenry

                                                     Director
--------------------------------------
          Michael B. Picotte

      /s/ FRANCENE S. RODGERS                        Director
--------------------------------------
         Francene S. Rodgers

                                                     Director
--------------------------------------
            Thomas M. Ryan

                                                     Director
--------------------------------------
           T. Joseph Semrod

                                                     Director
--------------------------------------
          Paul R. Tregurtha

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on the 9th day of October, 2002.

                                        FLEETBOSTON FINANCIAL CORPORATION
                                        EMPLOYEE STOCK PURCHASE PLAN

                                        By: /s/ PATRICIA CALLAHAN FAY
                                           -------------------------------------
                                           Patricia Callahan Fay
                                           Director of Benefits Planning

                                  EXHIBIT INDEX

Exhibit
Number         Exhibit
-------        -------

  4 FleetBoston Financial Corporation Employee Stock Purchase Plan (July 1, 2000 Restatement), incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8 (File No. 333-44517).

  5            Opinion of Edwards & Angell LLP

 23.1          Consent of PricewaterhouseCoopers LLP (the Company)

 23.2          Consent of Ernst & Young LLP (the Plan)

 23.3          Consent of Edwards & Angell LLP (included in opinion filed as
               Exhibit 5)

 24            Power of Attorney (included on the signature pages hereto).